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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement (No. 333-95813) on Form S-1 of our reports dated February 11, 2000, except for Note 14 which is as of March 23, 2000, relating to the consolidated financial statements and financial statement schedules for Inventa Technologies, Inc., and February 11, 2000 relating to the financial statements of XTEND-Tech, Inc. which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

August 14, 2000